                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        MEDIALINK WORLDWIDE INCORPORATED
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 7, 2001


To Medialink Worldwide Incorporated Stockholders:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medialink Worldwide Incorporated (the "Company") will be held on June 7, 2001, at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

        1. To elect two directors to serve for a three-year term expiring at the annual meeting in 2004 and until their successors are elected and qualified;

        2. To ratify the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2001; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on April 5, 2001 will be entitled to receive notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

   Whether or not you expect to attend the Meeting, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the proxy card in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.



                                   By Order of the Board of Directors,




                                   J. GRAEME MCWHIRTER
                                   Chief Financial Officer,
                                   Executive Vice President and Secretary

Dated: April 20, 2001

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                                ----------------

                                PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                           To be held on June 7, 2001

                                ----------------

   This Proxy Statement is furnished to stockholders of Medialink Worldwide Incorporated, a Delaware corporation (the "Company" or "Medialink"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on June 7, 2001, at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.


                                  INTRODUCTION

   The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Medialink Worldwide Incorporated, 708 Third Avenue, 8th floor, New York, NY 10017, on June 7, 2001, at 9:30 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 20, 2001.

   At the Meeting, stockholders will be asked to vote upon: (1) the election of two directors each to serve three year terms, expiring at the 2004 annual meeting; (2) the ratification of the Company's Independent Auditors; and (3) such other business as may properly come before the Meeting and at any adjournments thereof.

   Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

   The Board of Directors has fixed April 5, 2001 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 5,802,751 shares of Common Stock, each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

   The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.


                       PROPOSAL 1: ELECTION OF DIRECTORS

   The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board currently consists of eight persons in three classes, two classes consisting of three directors and one class consisting of two directors. The class whose term of office expires at the Meeting currently consists of two directors. The directors elected to this class, Alain Schibl and Theodore Wm. Tashlik, will serve for a term of three years, expiring at the 2004 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company.

   Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of directors of the two nominees to serve for three-year terms expiring at the 2004 annual meeting, in each case until his successor is elected and qualified. In the event either nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named will serve if elected.

   The Board of Directors Recommends a Vote FOR All Two Nominees.


Nominees for director for three-year term ending in 2004:

                                                                                                                      Served as
Name                                    Position with the Company or Principal Occupation                           Director From
----                                    -------------------------------------------------                           -------------
Alain Schibl .......................... Managing Director, Global Head of Capital Market, Fixed Income, Equity           2000
                                        and Convertibles, Union Bancaire Privee

Theodore Wm. Tashlik .................. Member of Tashlik, Kreutzer, Goldwyn & Crandell P.C., a law firm                 1992



Continuing director for term ending upon the 2002 annual meeting of stockholders:

                                                                                                                      Served as
Name                                    Position with the Company or Principal Occupation                           Director From
----                                    -------------------------------------------------                           -------------
Harold Finelt ......................... Vice President of American Research & Development, a private venture             1987
                                          capital firm

Donald Kimelman ....................... Director, Venture Fund, The Pew Charitable Trust                                 1987

Laurence Moskowitz .................... Chairman, President and Chief Executive Officer of the Company                   1986

Continuing director for term ending upon the 2003 annual meeting of stockholders:

                                                                                                                      Served as
Name                                    Position with the Company or Principal Occupation                           Director From
----                                    -------------------------------------------------                           -------------
J. Graeme McWhirter ................... Executive Vice President, Chief Financial Officer and                            1998
                                          Secretary

James J. O'Neill ...................... Private Financial Consultant                                                     1994

Paul Sagan ............................ President and Chief Operating Officer of Akamai                                  1996
                                          Technologies, Inc.

Executive Officers and Directors

   All nominees for election as directors are members of the present Board of Directors. The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 13, 2001:

   Name                              Position
   ----                              --------
   Laurence Moskowitz............    Chairman of the Board, President and Chief
                                      Executive Officer

   J. Graeme McWhirter...........    Executive Vice President, Chief Financial Officer,
                                      Secretary and Director

   Richard Frisch................    Senior Vice President, President and Executive
                                      Officer of the Medialink MCTV Division

   Mark Weiner...................    Vice President/Research and Media Relations

   Mary Buhay....................    Vice President/US Sales

   Alain Schibl..................    Director

   Harold Finelt.................    Director

   Donald Kimelman...............    Director

   Fred J. Meyer.................    Director

   James J. O'Neill..............    Director

   Paul Sagan....................    Director

   Theodore Wm. Tashlik..........    Director, Assistant Secretary


   Laurence Moskowitz, 49, the founder of Medialink, has served as Chairman, President and Chief Executive Officer of the Company since its inception in 1986. He began his professional career as a reporter for United Press International in Pittsburgh before being promoted to an editor for UPI in Philadelphia. In 1976 Mr. Moskowitz founded Mediawire, a Philadelphia-based regional public relations newswire which was merged into PR Newswire, a unit of United News & Media plc, where he was Vice President until leaving to form Medialink.

   J. Graeme McWhirter, 45, a co-founder of Medialink, has served as a director of the Company since April 1998 and as Chief Financial Officer since 1986 and has been Executive Vice President since 1992. From 1984 to 1988, Mr. McWhirter was Executive Vice President and Chief Financial Officer of Commonwealth
Realty Trust, a publicly quoted Real Estate Investment Trust. From 1976 to 1984, Mr. McWhirter was with KPMG LLP in London and Philadelphia as a manager.

   Richard Frisch, 43, joined Medialink in June 1997 as Senior Vice President and President and Executive Officer of the MCTV Division of Medialink. From August 1995 to June 1997, Mr. Frisch was the founder and President of Corporate TV Group, Inc. From January 1995 to July 1995, Richard Frisch was the President of the Corporate Television division of Reuters New Media. From January 1991 to December 1994, Richard Frisch was Vice President of Reuters Corporate Television (formerly Visnews), producers of worldwide video communications for corporations.

   Mark Weiner, 45, joined Medialink in September 1994 as Vice President/ Research and Media Relations. From April 1986 to September 1992, Mr. Weiner served as a Managing Partner of PR Data. From September 1992 to September 1993, Mr. Weiner served as Senior Vice President of Copernicus: The Marketing Investment Strategy Group, a marketing and research consultancy. He was a columnist with McNaught Newspaper Syndicate after working with the staff of the New York Times News Service from 1979 to 1984.

   Mary Buhay, 36, has served as Vice President/US Sales since April 1998. She served as Vice President/Sales and Special Services from July 1996 to April 1998. Ms. Buhay joined Medialink in March 1993 as Sales Manager, in October 1993 she was promoted to New York Bureau Manager and in August 1995 she was appointed Associate Vice President for eastern and mid-western sales. From 1988 to 1993, Ms. Buhay held sales management positions in the news and advertising division of Radio TV Reports, a broadcast research firm owned by the Arbitron Company.

   Alain Schibl, 35, has served as a director of the Company since September 14, 2000. From 1994 to 1996 Mr. Schibl acted as the Director of Fixed Income and Equity Trading at Union Bancaire Privee, London, England. Since 1996 he has been Manager Director--Global Head of Capital Market, Fixed Income, Equity and Convertibles, at Union Bancaire Privee, London, England.

   Harold Finelt, 40, has served as a director of the Company since 1987. Mr. Finelt joined American Research & Development, a private venture capital firm, as an associate in 1986 and he has been a Vice President of such firm since 1990. He is a general partner of American Research & Development's venture funds and a general partner of Hospitality Technology Funds, L.P.

   Donald Kimelman, 53, has served as a director of the Company since 1987. In March 1997, Mr. Kimelman became the manager of Venture Funds of The Pew Charitable Trust. He currently serves as Director, Venture Funds, The Pew Charitable Trust. Mr. Kimelman was the Pennsylvania editor of the Philadelphia Inquirer responsible for supervising state and suburban coverage since January 1996 to March 1997. Mr. Kimelman worked for the Annapolis Evening Capital and the Baltimore Sun prior to joining the Philadelphia Inquirer. At the Inquirer, he had local, national, foreign and investigative assignments prior to becoming an editor. From 1981 to 1983, he was a national correspondent and from 1983 to 1987 he was Moscow bureau chief. Mr. Kimelman was deputy editor of the editorial page of the Philadelphia Inquirer from 1987 to 1993 and became foreign editor in August 1994.

   James J. O'Neill, 63, has served as a director of the Company since 1994. Since 1995 he has acted as a private financial consultant. From 1990 to 1995 Mr. O'Neill served as a Senior Vice President of Rothschild Inc.

   Paul Sagan, 41, has served as a director of the Company since March 1997. In 1999 he joined Akamai Technologies, Inc. as Chief Executive Officer and he currently serves as President and Chief Operating Officer. In August 1997 Mr. Sagan was named Senior Advisor to the World Economic Forum in Geneva, Switzerland. Previously Mr. Sagan was President and Editor of New Media at
Time Inc. from December 1995 to December 1996, and Managing Editor of News on Demand at Time Inc. from December 1992 to December 1995. Since December 1996, Mr. Sagan has been a Director of VDOnet Corporation, a private company that has developed technology for video broadcasting and video telephony over the Internet and other computer networks. Since summer 1997 Mr. Sagan has been Director of HotOffice Technologies, Inc., a private company that supplies virtual intranet services and applications to small and mid-sized businesses.

   Theodore Wm. Tashlik, 61, has served as a director of the Company since 1992. Mr. Tashlik has been a member of the law firm of Tashlik, Kreutzer, & Crandell P.C., which represents the Company in certain matters, for more than five years.

Directors' Fees

   Directors do not receive any cash compensation for their services but are reimbursed for expenses incurred in attending meetings other than directors who are members of the Audit Committee. Audit Committee members receive a fee of $8,000 per annum. In addition, each non-employee director is granted options annually to purchase 3,000 shares of Common Stock under the Company's 1996 Directors Stock Option Plan.

Committees and Meetings of The Board of Directors

   During Fiscal Year 2000, the Board of Directors held 4 meetings. In addition, there was 1 action taken by unanimous written consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors, except for Paul Sagan who attended 50% of the meetings and (b) the committees on which the director served.

   The Board has three committees: the Audit Committee, the Stock Option Committee and the Compensation Committee.

   Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and James J. O'Neill and held 3 meeting during fiscal 2000.

   Stock Option Committee. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee is comprised of Messrs. Harold Finelt and Donald Kimelman and held 4 meetings during fiscal 2000.

   Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers. The Compensation Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and Theodore Wm. Tashlik and held 5 meetings during fiscal 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

   Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the rules issued thereunder, the Company's directors, executive officers and persons holding more than 10% of the Company's outstanding common stock are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of common stock and other equity securities of the Company. Based solely on the Company's review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 2000, all of its executive officers, directors and persons holding more than 10% of the Company's outstanding Common Stock complied with the requirements of Section 16(a), except for Laurence Moskowitz who was late in filing 1 report for 3 transactions, J. Graeme McWhirter who was late in filing 1 report for 1 transaction, Richard Frisch who was late in filing 1 report for 2 transactions and Mary Buhay, Alain Schibl and Nicholas Peters who were late in filing their Forms 5.

                             ADDITIONAL INFORMATION


Stock Ownership

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 13, 2001, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.


                                                          Shares of Common Stock
                                                         Beneficially Owned as of
                                                            April 13, 2001(1)
                                                          ----------------------
Executive Officers,                                       Number of   Percent of
Directors and 5% Stockholders                              Shares        Class
-----------------------------                             ---------   ----------
Laurence Moskowitz(2) ................................      485,754         8.28%
 c/o Medialink Worldwide Incorporated
 708 Third Avenue
 New York, NY 10017

J. Graeme McWhirter(3) ...............................      202,729         3.46%

Mark Manoff(4) .......................................       90,014         1.55

Mary Buhay(5) ........................................       11,400            *

Mark Weiner(6) .......................................       11,950            *

Richard Frisch(7) ....................................       73,586            *

Harold Finelt(8) .....................................       87,624         1.52

Donald Kimelman(9) ...................................       45,400            *

James J. O'Neill(10) .................................       16,800            *

Theodore Wm. Tashlik(11) .............................       69,221         1.20

Paul Sagan(12) .......................................       37,000            *

Alain Schibl(13) .....................................        4,333            *

All Named Executive Officers and Directors as a Group
(12 Persons)                                              1,135,811        18.19%

Others:

 Brown Capital Management ............................    1,541,300        26.88%
   1201 North Calvert Street
   Baltimore, Maryland 21201

 FMR Corp ............................................      567,100         9.90
   82 Devonshire Street
   Boston, Massachusetts 02109

 Dimensional Fund Advisors Inc. ......................      320,800         5.59
   1299 Ocean Avenue
   Santa Monica, California 90401

---------------
 * Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

(2) Includes 131,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001.

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

 (3) Includes 120,194 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001. Also includes 21,000 shares owned by the McWhirter Family Associates LLC which may be deemed to be beneficially owned by Mr. McWhirter.

 (4) Includes 69,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001.

 (5) Includes 8,520 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001.

 (6) Includes 5,800 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001.

 (7) Includes 12,200 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001. Also includes 59,386 shares of Common Stock held by Jake & Zach Media Holdings Group, Inc. Mr. Frisch, as sole shareholder of Jake & Zach Media Holdings Group, Inc., may be deemed to beneficially own all of such shares.

 (8) Includes 16,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001.

 (9) Includes 26,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001.

(10) Represents shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001.

(11) Includes 26,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001.

(12) Includes 19,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001.

(13) Represents shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 13, 2001.

Executive Compensation

   The following table shows the compensation paid for the years ended December 31, 2000, 1999, and 1998 to (i) the Chief Executive Officer and (ii) the Company's four other most highly compensated individuals who were serving as officers on December 31, 2000 and whose salary plus bonus exceeded $100,000 for the year ended December 31, 2000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table


                                                                                                   Long-Term
                                                                                                  Compensation
                                                                      Annual Compensation            Awards
                                                                  ----------------------------    ------------
                                                                                                   Securities
Name and Principal                                                                                 Underlying
   Position                                                                                         Options/          All Other
-----------                                               Year   Salary ($)(1)    Bonus ($)(1)      SARs(#)      Compensation($)(3)
                                                          ----   -------------    ------------    ------------   ------------------
Laurence Moskowitz....................................    2000      $296,875         104,773                           $2,550
 Chairman of the Board,                                   1999       259,536         115,952         11,500             2,400
 President and Chief                                      1998       205,869         145,209         11,000             2,400
 Executive Officer

Richard Frisch........................................    2000       315,739         247,644(2)                         2,550
 Senior Vice President, President and                     1999       298,833         278,607(2)       9,000             2,400
 Executive Officer of the                                 1998       267,800         444,677          9,000
 Medialink MCTV Division

J. Graeme McWhirter...................................    2000       266,875          79,366                            2,550
 Executive Vice President,                                1999       201,282          56,105         11,500             2,400
 Chief Financial Officer and                              1998       186,455         111,031         11,000             2,400
 Secretary

Mark Manoff...........................................    2000       220,000         156,188                            2,550
 Executive Vice President/U.S.                            1999       222,557          86,980          9,500             2,400
                                                          1998       173,249         115,842         20,000             2,400

Nicholas F. Peters....................................    2000       177,500          24,075                            2,268
 Senior Vice President/Broadcast                          1999       158,453          14,488          4,000             1,942
 Services                                                 1998       141,553          90,554          9,000             2,126

---------------

(1) All figures are rounded down to the nearest whole dollar.

(2) Includes sales commissions of $7,314 and $82,888 in 2000 and 1999, respectively.

(3) Represents matching contributions by the Company to the Company's 401(k) tax deferred savings plan (the "401(k) Plan") for the benefit of the executive.

Stock Options Granted to Certain Executive Officers During the Last Fiscal
Year

   No options for the purchase of the Company's Common Stock were awarded to Executive Officers in 2000. No stock appreciation rights were granted to these individuals during such year.

Option Exercises and Fiscal Year-End Values

   The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 2000 with respect to each of the Named Executive Officers.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values


                                                                            Number of Securities           Value of Unexercised
                                                 Shares       Value        Underlying Unexercised              In-The-Money
                                              Acquired on    Realized      Options/SARs At Fiscal             Options/SARs At
Name                                          Exercise(#)     ($)(1)             Year-End(#)               Fiscal Year-End($)(2)
----                                          -----------    --------    ---------------------------    ---------------------------
                                                                        Exercisable    Unexercisable    Exercisable   Unexercisable
                                                                        -----------    -------------    -----------   -------------
Laurence Moskowitz ........................      2,000        16,920      131,400          7,100          $84,660          $ --

Richard Frisch ............................         --            --       12,200          5,800               --            --

J. Graeme McWhirter .......................         --            --      120,194          7,100           81,303            --

Mark Manoff ...............................         --            --       69,400          8,700           47,911            --

Nicholas F. Peters ........................         --            --       53,180          4,000           38,904            --

---------------

(1) Difference between the fair market value of the Common Stock purchased and the exercise price on the date of exercise.

(2) Difference between the fair market value of the underlying common stock ($4.38 per share) and the exercise price for in-the-money options on December 31, 2000.

Employment Contracts

   Laurence Moskowitz and J. Graeme McWhirter have entered into employment agreements with the Company dated as of July 1, 2000. The employment agreement with Mr. Richard Frisch commenced on June 16, 1997.

   The employment agreements with Messrs. Moskowitz and McWhirter provide for an annual base salary of $310,000 and $280,000, respectively, plus a bonus to be awarded annually at the discretion of the Compensation Committee.

   The employment agreement with Mr. Richard Frisch provides for an annual base salary of $250,000 plus a minimum annual bonus of $135,000, both subject to adjustment upward on an annual basis, plus additional bonuses in the event pre-tax net income goals specified in the employment agreement are reached.
The employment agreement has a term of five years.

   The employment agreements entitle these executive officers to participate in the health, insurance, pension and other benefits, if any, generally provided to employees of the Company.

   The employment agreements contain covenants prohibiting the solicitation of employees and the solicitation of clients and vendors during certain periods and covenants prohibiting the improper disclosure of confidential information at any time. The employment agreements also provide that the executive officer, with certain exceptions, until two years after the termination of his or her employment with the Company, would not participate in any capacity in any business activities with respect to the production of video and audio public relations materials for distribution to news media, the distribution of public relations text, audio and video to news media and the general public via satellite, cassette, wire or other means, the maintenance of data bases of media contacts for and on behalf of clients, the analysis and written appraisal of public relations and public affairs campaigns as determined through press clipping review or electronic data base searches, and such other businesses as the Company may conduct from time to time.

   The Company may terminate the employment of the executive officers upon the death or extended disability of the executive officer or for cause (as defined). With the exception of Mr. Frisch, if the employment of an executive officer is terminated by the Company without cause or by the executive officer within one hundred and eighty (180) days prior to the end of the calendar year, the employment agreements require the Company to continue to pay the executive officer's salary for the balance of the term and the executive officer is entitled to continue to participate in the Company's hospitalization, group health benefits and disability plans. If the employment of Mr. Frisch is terminated by the Company without cause, his employment agreement requires the Company to continue to pay his salary, bonus and insurance benefits for a period equal to the earlier of the date Mr. Frisch commences employment elsewhere or the date the term would have expired.

                 REPORT OF THE MEDIALINK WORLDWIDE INCORPORATED
                   BOARD OF DIRECTORS COMPENSATION COMMITTEE


   The Compensation Committee (the "Committee") of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of three non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended December 31, 2000 as they affected the executive officers of the Company.

Compensation Philosophy

   The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

   In designing and administering the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Components of Executive Compensation

   The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Committee, in conjunction with the Company's Stock Option Committee which is comprised of two non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

   The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

Relationship of Corporate Performance to Executive Compensation

   The Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new services, improving quality of services, marketing strategies and general performance of individual job responsibilities and other factors. In addition, in determining executive compensation the Committee also considers the contribution of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.

   Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with the other members of the Board and, for all of the executives other than Mr. Moskowitz, after discussions with Mr. Moskowitz.

Compensation of Chief Executive Officer

   In addition to the factors mentioned above, the Committee's general approach in setting Mr. Moskowitz's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Moskowitz's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

                                 Compensation Committee

                                 Harold Finelt
                                 Donald Kimelman
                                 Theodore Wm. Tashlik

                             AUDIT COMMITTEE REPORT


   The Audit Committee of the Board of Directors (the "Committee") is comprised of three independent directors. The responsibilities of the Committee are set forth in its written charter (the "Charter"), which has been adopted by the Company's Board of Directors (the "Board"). The Charter of the Audit Committee is attached as Appendix A to this Proxy Statement.

   The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company's independent auditors, internal auditors and management of the Company to review accounting, auditing, internal controls and financial reporting matters.

   During fiscal year 2000 this Committee met 3 times, 1 time in person and 2 times by telephonic communication prior to the release of quarterly earnings information. The Company's senior financial management and independent auditors were in attendance at all such meetings. At each such meeting held in person, this Committee conducted a private session with the Chief Financial Officer and Controller and independent auditors, without the presence of management.

   The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and upon the Company's independent auditors to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

   The Committee has reviewed and discussed with senior management the Company's audited financial statements for the fiscal year ended December 30, 2000, included in the Company's 2000 Annual Report to Stockholders. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

   In discharging the Committee's oversight responsibility for the audit process, we have discussed with KPMG LLP ("KMPG"), the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees). SAS 61 requires the Company's Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

   The Committee has obtained from KPMG a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between KPMG and the Company which in their professional judgment may reasonably be thought to bear on independence. KPMG has discussed its independence with the Committee, and has confirmed in its letter to the Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

   Based upon the foregoing review and discussions with senior management of the Company, the Committee has recommended to the Company's Board that the financial statements prepared by the Company's management and audited by its independent auditors be included in the Company's 2000 Annual Report to Stockholders, and that such financial statements also be included in the Company's Annual Report on Form 10-K, for filing with the United States Securities & Exchange Commission. The Committee also has recommended to the Board the reappointment of KPMG as the Company's outside accounting and audit firm for 2001, and the Board has concurred in such recommendation.

   As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company's management and independent auditors. In giving its recommendations to the Board, the Committee has relied on (i) management's representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company's independent auditors with respect to such financial statements.

   Each of the members of the Audit Committee is independent as defined under the requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

                             Presented by the members of the Audit Committee:


                             Harold Finelt
                             Donald Kimelman
                             James J. O'Neill

Performance Graph

   The following graph compares the thirty-five month percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Composite, the Standard & Poors 500 Composite and Nasdaq Telecomm, a peer group index for the period commencing January 31, 1997 and ending December 31, 2000. The peer group consists of 189 companies engaged in the communications industry and includes Metro Networks, Inc., United Video Satellite Group, Inc. and Panamsat Corp. The graph assumes that $100 was invested on January 31, 1997 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.

                        COMPARE CUMULATIVE TOTAL RETURN
                       AMONG MEDIALINK, NASDAQ COMPOSITE,
                    NASDAQ TELECOMM AND S & P 500 COMP-LTD.


                               TOTAL RETURN INDEX


Source: Bloomberg                          Base year = 100:    1/31/97

Company Name                              Jan-97      Dec-97       Dec-98      Dec-99      Dec-00
------------                              ------      ------       ------      ------      ------
MEDIALINK WORLDWIDE INC                   100.00      133.33       167.90       79.63       43.21
S&P 500 COMP-LTD                          100.00      125.52       161.38      195.34      167.94
NASDAQ INDEX COMPOSITE                    100.00      114.27       160.20      298.16      179.04
NASDAQ TELECOM                            100.00      140.25       229.50      465.57      211.56


                   Assumes $100 invested on January 31, 1997.
 Assumes dividend reinvested for the thirty-five months ended December 31, 2000.

                PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

   The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2001.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

   KPMG LLP has audited the Company's financial statements annually since fiscal 1987. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed by the Company's Independent Auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in its Annual Report on Form 10-K for the fiscal year ended December 30, 2000, and (ii) the review of the Company's quarterly financial statements set forth in its Quarterly Reports on Form 10-Q for each of its fiscal quarters, were approximately $135,000.

Financial Information Systems Design and Implementation Fees

   The Company did not engage its Independent Auditors to provide any professional services in connection with (i) operating or supervising the operation of, its information system or managing its local area network or
(ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

All Other Fees

   The aggregate fees for all other services rendered by the Independent Auditors for the Company's most recent fiscal year were approximately $3,000. These fees include primarily work performed by the Independent Auditors with respect to domestic and international tax advice and other tax services.

   The Audit Committee has advised the Company that it has determined that the non-audit services rendered by its Independent Auditors during its most recent fiscal year are compatible with maintaining their independence.

   The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP to serve as the Company's Independent Auditors for the fiscal year ending December 31, 2001.

                                 OTHER BUSINESS

   The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

   Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality. Approval of the amendment to the Company's Amended and Restated Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting.

   With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

                       2002 PROPOSALS FOR ANNUAL MEETING

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 12, 2001, which is 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

   If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2002 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's bylaws (the "Bylaw Deadline"). If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

   SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2002 annual meeting is March 2, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's year 2002 annual meeting. Because the Bylaw Deadline is not capable of being determined until the Company publicly announces the date for its next annual meeting, it is possible that, the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at next year's annual meeting and the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

   The Company has not been notified by any stockholders of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting, including any stockholder proposals received between the date of this proxy statement and the Bylaw Deadline for this year's Annual Meeting, which is April 22, 2001 (the sixth day after this proxy statement is mailed).

Annual Report

   The Company's Annual Report containing audited consolidated financial statements for the fiscal year ended December 31, 2000 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF J. GRAEME MCWHIRTER, ASSISTANT SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                 By Order of The Board of Directors,
                                 MEDIALINK WORLDWIDE INCORPORATED



                                 J. Graeme McWhirter
                                 Secretary

Dated: April 20, 2001

                                   APPENDIX A

                        MEDIALINK WORLDWIDE INCORPORATED

                            AUDIT COMMITTEE CHARTER


Role and Independence

   The audit committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and other such duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The Committee is expected to maintain free and open communication, including private executive sessions at least annually, with the Corporation's independent accountants and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

   The Board of Directors shall appoint one member of the Audit Committee as Chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The Chairperson will also maintain regular liaison with the Corporation's Chief Executive Officer, Chief Financial Officer and the lead independent audit partner of the Corporation's independent accountants.

Responsibilities

   The Audit Committee's primary responsibilities include:

   o Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Corporation. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.

   o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee and the Board to report on any and all appropriate matters.

   o Providing guidance and oversight to the Corporation, including reviewing the organization, plans and results of such activity.

   o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Corporation's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Corporation's report on Form 10-K.

   o Reviewing with management and the independent auditor quarterly financial information prior to the Corporation's filing of Form 10-Q. This review may be performed by the Committee or its Chairperson.

   o Discussing with management and the external auditors the quality and adequacy of the Corporation's internal controls.

   o Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

   o Reviewing with management and the independent auditor the fees and expenses to be paid to the independent auditor.

   o Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement, including appropriate oversight conclusions, for submission to the shareholders.

Revisions To Charter

   This Charter shall be reviewed, updated and approved annually by the Board of Directors.

                                   PROXY CARD

THE BOARD OF DIRECTORS OF MEDIALINK WORLDWIDE INCORPORATED RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES AND PROPOSALS LISTED BELOW

                                                       Please mark

                                                your votes as indicated in

                                                      this example

                                                            X

1. ELECTION OF NOMINEES-To elect each of Alain Schibl and Theodore Wm. Tashlik as a director of the Company to serve three-year terms until the Company's 2004 Annual Meeting of Stockholders.

        FOR all nominees listed above (except as marked to the contrary)

                                       |_|

            WITHHOLD AUTHORITY to vote for all nominees listed above

                                       |_|

2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

               For                  Against                     Abstain

               |_|                    |_|                         |_|

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

3. In their discretion upon such other matters as may properly come before the Meeting.

This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of the proposals described above.



Dated:____________________________________________________________________, 2001


--------------------------------------------------------------------------------
                                   (Signature)

--------------------------------------------------------------------------------
                                   (Signature)

--------------------------------------------------------------------------------
                               (Title or Capacity)

(Please sign your name or names exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)

                            /\ FOLD AND DETACH HERE /\

                        MEDIALINK WORLDWIDE INCORPORATED

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                        MEDIALINK WORLDWIDE INCORPORATED

           IN CONNECTION WITH ITS 2001 ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held June 7, 2001



         The undersigned stockholder of Medialink Worldwide Incorporated (the "Company") hereby appoints Laurence Moskowitz and J. Graeme McWhirter or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 2001 annual meeting of stockholders of the Company to be held on June 7, 2001, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes:


      PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED



                         (Continued on the reverse side)

                           /\ FOLD AND DETACH HERE /\

                        MEDIALINK WORLDWIDE INCORPORATED



                                 Annual Meeting

                                       of

                                  Stockholders



                             Wednesday-June 7, 2001

                                    9:30 A.M.

                        Medialink Worldwide Incorporated

                                708 Third Avenue

                                    8th Floor

                               New York, NY 10017